EXHIBIT 99.1

                              CAUTIONARY STATEMENT
                      REGARDING FORWARD-LOOKING STATEMENTS

     ENStar Inc. ("ENStar" or the "Company") desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is filing this cautionary statement in connection with such safe harbor legislation. The Company's Annual Report on Form 10-K, the Company's Annual Report to Shareholders, any Quarterly Report on Form 10-Q or Report on Form 8-K filed by the Company or any other written or oral statements made by or on behalf of the Company may also include forward-looking statements which reflect the Company's current views with respect to future events and financial performance. The words "believe," "expect," "anticipate," "intends," "estimate," "forecast," "project" and similar expressions identify forward-looking statements.

     The Company wishes to caution investors that any forward-looking statements made by or on behalf of the Company are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, the factors listed below (many of which have been discussed in the Company's prior filings with the Securities and Exchange Commission). Though the Company has attempted to list comprehensively these important factors, the Company wishes to caution investors that other factors may in the future prove to be important in affecting the Company's results of operations. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

     Investors are further cautioned not to place undue reliance on such forward-looking statements as they speak only of the Company's views as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     Except to the extent otherwise defined below, capitalized terms set forth below have the meanings assigned to such terms in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.











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

                             CAUTIONARY STATEMENT
                      REGARDING FORWARD-LOOKING STATEMENTS
                                  (CONTINUED)

LIMITED HISTORY OF PROFITABILITY; UNCERTAINTY OF FUTURE RESULTS

     ENStar has a limited history of profitability. During 1998 and 1997, ENStar experienced operating losses of approximately $3.7 million and $4.8 million, respectively, as a result of a reduction in demand from certain large customers, costs associated with the introduction of Enstar Networking as a separate business, and the addition of new engineering and sales personnel within each of its operating companies. ENStar expects to record an operating loss for the year ended December 31, 1999. ENStar's ability to achieve profitability is primarily dependent upon Enstar Networking generating higher volumes of service revenues from network integration and network security consulting. No assurance can be made, however, that Enstar Networking will be successful in increasing its service revenues to an adequate level to achieve profitability. Enstar Networking closed certain regional operations during 1998 in an effort to reduce operating losses.

     If Enstar Networking is not successful in generating higher volumes of service revenues, its ability to achieve operating profitability will be materially adversely affected. Based on the above factors, there can be no assurance that ENStar will be able to achieve profitability on a quarterly or annual basis in the future.

CASH FLOW DEFICITS

     ENStar has experienced cash flow deficits from operations in certain prior years. ENStar's ratio of earnings to fixed charges for each of the five fiscal years ended December 31, 1998, 1997, 1996, 1995 and 1994 was (2.16), (4.26),
 .69, .75 and (1.55), respectively.  During the years 1998, 1997, 1996, 1995 and
1994, the Company's earnings were inadequate to cover its fixed charges. The coverage deficiency was approximately $5,025,000, $5,489,000, $125,000, $122,000 and $1,390,000 for the fiscal years ended December 31, 1998, 1997, 1996, 1995 and 1994, respectively. Based on the Company's recent cash flow deficits, the Company does not expect its fixed charges to decrease significantly or for its earnings from its operating subsidiaries to improve significantly.
















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

                             CAUTIONARY STATEMENT
                      REGARDING FORWARD-LOOKING STATEMENTS
                                  (CONTINUED)

CERTAIN RISKS PERTAINING TO THE CORVEL COMMON STOCK

     Because CorVel is not a wholly owned subsidiary, the Company does not have the ability to utilize cash flows from CorVel in connection with its wholly owned operating subsidiaries or to repay its indebtedness, including the Debentures. The only cash the Company can obtain from CorVel is cash dividend payments made to all CorVel shareholders. Since its initial public offering, CorVel has not paid any dividends and it has indicated that it does not anticipate doing so during the foreseeable future.

     ENStar does not have any agreement with CorVel requiring CorVel to register the shares of CorVel Common Stock currently held by ENStar for sale under federal or state securities laws. In the absence of registration of its CorVel Common Stock, the ability of ENStar to sell the CorVel Common Stock will be limited to sales pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), and the volume limitations thereof, and privately negotiated sales, which may adversely affect the ability of ENStar to sell a large portion of its holdings of CorVel Common Stock at a given time.

PRODUCT AND SERVICE DEVELOPMENT RISKS

     The markets for the products and services offered by Americable and Enstar Networking are also characterized by rapidly changing technology and frequent new product and service offerings by its competitors. The introduction of new technologies can render existing products and services obsolete or unmarketable. The companies' success will depend on its ability to enhance existing products and services and to develop and introduce, on a timely and cost-effective basis, new products and services that keep pace with technological developments and address increasingly sophisticated customer requirements.

     ENStar's business, financial condition and results of operations could be materially adversely affected in the event that Americable or Enstar Networking were to incur delays in sourcing and developing new products and services or that these products and services fail to achieve market acceptance.
















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

                             CAUTIONARY STATEMENT
                      REGARDING FORWARD-LOOKING STATEMENTS
                                  (CONTINUED)

FLUCTUATIONS IN QUARTERLY RESULTS

     ENStar's quarterly revenues and operating results have varied significantly in the past and will likely continue to do so in the future. Quarterly revenues and operating results may fluctuate as a result of the demand for the products and services of its operating companies, the introduction of new hardware and software technologies offering improved features, the introduction of new products and services by competitors, changes in the level of operating expenses, competitive conditions and economic conditions generally.

     At Enstar Networking, the purchase of its products and services generally involves a significant commitment of capital, with the delays frequently associated with large capital expenditures and required authorization procedures within an organization. Such expenditures by customers can range from $50,000 to over $500,000. The sales cycle for Enstar Networking's products and services generally ranges from three to nine months depending on the size of the project, extent of competition and degree of the customer's technical expertise. For these and other reasons, Enstar Networking's operating results are subject to a number of risks over which it has little or no control, including customers' technology life cycle needs, budgetary constraints and internal authorization reviews.

     A variety of factors may cause period-to-period fluctuations in the operating results of Americable. Such factors include, but are not limited to, product mix, competitive pricing pressures, material costs and timely availability, revenue and expenses related to new product introductions, as well as delays in customer purchases in anticipation of new products or enhancements.

     ENStar's operating results also could be adversely affected if its operating subsidiaries are unable to adjust spending sufficiently in a timely manner to compensate for any unexpected revenue shortfall.

DEPENDENCE ON, AND NEED TO RECRUIT AND RETAIN, KEY PERSONNEL

     ENStar's success depends to a significant extent on its ability to attract and retain key personnel. In particular, Enstar Networking is dependent on their respective engineering and technical personnel. Competition for such technical personnel is intense and no assurance can be given that ENStar will be able to recruit and to retain such personnel. The failure to recruit and to retain management and technical personnel could have a material adverse effect on ENStar's anticipated growth, revenues and results of operations.








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

                             CAUTIONARY STATEMENT
                      REGARDING FORWARD-LOOKING STATEMENTS
                                  (CONTINUED)

CONCENTRATION OF REVENUES

     Enstar Networking provides its products and services to customers in various industries including health care, financial services, legal, manufacturing, and education. In 1998 and 1997, Enstar Networking derived approximately 74% and 81%, respectively, of its revenues from its 25 largest customers. While Enstar Networking seeks to build long-term customer relationships, revenues from any particular customer can fluctuate from period-to-period due to such customer's purchasing patterns.

     Americable sells products to a number of installers, resellers, other distributors and system integrators. During 1998 and 1997, Americable derived approximately 71% and 80%, respectively, of its sales from its largest 100 customers.

     Any termination or significant disruption of the companies' relationships with a number of its principal customers could have a material adverse effect on ENStar's business, financial condition and results of operations. In addition, a deterioration in the financial condition of any of its principal customers could expose ENStar to the possibility of large accounts receivable write-offs, which would adversely affect ENStar's financial condition and results of operations.

DEPENDENCE ON KEY SUPPLIERS AND PRODUCT SUPPLY

     The networking industry has experienced product supply shortages and customer order backlogs due to the inability of certain manufacturers to supply certain products on a timely basis. In addition, certain suppliers have initiated new channels of distribution that increase competition for the available product supply. There can be no assurance that suppliers will be able to maintain an adequate supply of products to fulfill customer orders for each of the operating companies on a timely basis. Each of the operating companies have experienced product supply shortages in the past and expect to experience such shortages from time to time in the future. Failure to obtain adequate product supplies or fulfill customer orders on a timely basis or substantial change in the cost of components could affect the companies' ability to deliver products in a timely and cost-effective manner and could have a material adverse effect on ENStar's business, financial condition, and results of operations.

     A significant portion of Enstar Networking's revenues is derived from sales of network hardware, including products of various major manufacturers such as Cisco Systems, Inc. Americable derives a significant portion of its sales from cable assemblies, bulk cable and connectors, including components and materials of certain manufacturers including Berk-Tek, Inc., AMP Incorporated, and General Cable Corporation. The agreements with these suppliers from which the companies purchase products directly generally contain provisions for periodic renewals and for termination by the supplier without cause, generally upon relatively




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

                             CAUTIONARY STATEMENT
                      REGARDING FORWARD-LOOKING STATEMENTS
                                  (CONTINUED)

DEPENDENCE ON KEY SUPPLIERS AND PRODUCT SUPPLY (Continued)

short notice. Although Americable and Enstar Networking believe its supplier relationships are good, there can be no assurance that their relationships will continue as presently in effect. Although Americable and Enstar Networking believe that they would be able to obtain alternative sources of supply for its products if required, there can be no assurance that Americable and Enstar Networking will be able to locate any such sources or will be able to obtain alternative sources of supply on a timely and economic basis, if at all. The loss of a major manufacturer or supplier, the deterioration of a relationship with a major supplier or the failure of Americable or Enstar Networking to establish good relationships with major new suppliers as they develop, could have a material adverse effect on ENStar's business.

INVENTORY MANAGEMENT

     The networking industry is characterized by rapid product improvement and technological change resulting in relatively short product life cycles and rapid product obsolescence, which can place inventory at considerable valuation risk. Although it is industry practice for Americable's suppliers to provide price protection to distributors such as Americable in order to reduce the risk of inventory devaluation, such policies are subject to change. Americable also has the option of returning, subject to certain limitations, a percentage of its current product inventories each quarter to certain manufacturers as it assesses each product's current and forecasted demand. The amount of inventory that can be returned to suppliers varies under Americable's agreements and such return policies may provide only limited protection against excess inventory. There can be no assurance that suppliers will continue such policies, that unforeseen new product developments will not affect Americable adversely or that Americable can successfully manage its existing and future inventories. Any inventory adjustments could adversely affect ENStar's financial condition and results of operations.


















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

                            CAUTIONARY STATEMENT
                      REGARDING FORWARD-LOOKING STATEMENTS
                                  (CONTINUED)

COMPETITION

     Each of ENStar's businesses faces substantial competition from a large number of companies, some of which are larger, have greater financial resources, broader name recognition and, in many cases, lower product and operating costs than ENStar.

     Enstar Networking faces competition from large system integrators such as GE Capital Information Technology Services, CompuCom Systems Inc., Vanstar Corporation and a significant number of smaller regional VARs and network integrators. Significant competitors within Americable's business include, among others, Anixter International Inc., Anicom, Inc., Kent Electronics Corporation, and Graybar, Inc. See "BUSINESS - Competition." There can be no assurance that ENStar will be able to compete successfully.

     ENStar expects to face further competition from new market entrants and possible alliances between competitors in the future. Certain of ENStar's current and potential competitors have greater financial, technical, marketing and other resources than ENStar. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products and services than ENStar. No assurance can be given that ENStar will be able to compete successfully against current and future competitors. See "BUSINESS -- Competition."

SHARES ELIGIBLE FOR FUTURE SALE; CONTROL BY MICHAEL FAMILY

     Sales of a substantial number of shares of ENStar Common Stock in the public market could adversely affect the market price for the ENStar Common Stock. James A. Michael and Jeffrey J. Michael, each a member of the Board of Directors of ENStar, and certain limited partnerships controlled by them (the "Michael Family Shareholders"), beneficially own approximately 1,920,000 (or 65%) of the outstanding Common Stock of ENStar as of March 8, 1999.

     Accordingly, the Michael Family Shareholders will have the ability to exercise significant influence over the business and affairs of ENStar, including the ability to approve or reject corporate actions requiring the approval of shareholders. The shares of ENStar Common Stock held by the Michael Family Shareholders are "restricted securities" as that term is defined in Rule 144 under the Securities Act. Such shares are eligible for immediate sale, subject to compliance with the volume limitations and other restrictions of Rule 144.








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                             CAUTIONARY STATEMENT
                      REGARDING FORWARD-LOOKING STATEMENTS
                                  (CONTINUED)

INDEMNIFICATION OBLIGATIONS WITH RESPECT TO REORGANIZATION TRANSACTIONS

     In connection with the Reorganization Transactions, Enstar agreed to indemnify Michael against certain losses and to assume certain liabilities of NSU, including liabilities arising out of the Distribution and any taxes resulting from the Distribution. There can be no assurance that any obligation to indemnify Michael for any such loss or other liability will not have a material adverse effect on the business, financial condition and results of operations of ENStar.



















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